AMENDED AND RESTATED

ADMINISTRATIVE SERVICES AGREEMENT

The Amended and Restated Administrative Services Agreement (“Agreement”), dated as of December 16, 2013, is by and between Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (“Administrator” or “CMIA”), Columbia Funds Series Trust, a Delaware statutory trust (“CFST”), and Columbia Funds Variable Insurance Trust I, a Delaware statutory trust (“CFVIT I” and collectively with CFST, the “Registrants” and each a “Registrant”), each acting on behalf of its series listed in Schedule A, and amends and restates the Administrative Services Agreement, dated as of May 1, 2010, as amended, by and among the Administrator and the Registrants. The terms “Fund” or “Funds” are used to refer to either the Registrant or the underlying series as context requires.

Part One: SERVICES

(1)	The Fund hereby retains Administrator, and Administrator hereby agrees, for the period of this Agreement and under the terms and conditions set forth in this Agreement and subject to the oversight of the Board of Trustees of the Registrant (the “Board”), any committees thereof and/or authorized officer(s) of the Fund, to provide all of the services and facilities that are necessary for or appropriate to the business and effective operation of the Fund that are not (a) provided by employees or other agents engaged by the Fund or the Board or (b) required to be provided by any person pursuant to any other agreement or arrangement with the Fund, including but not limited to the following (unless otherwise directed by the Board or a committee thereof or the Chair):

(i)	Providing office space, equipment, office supplies and clerical personnel;

(ii)	Overseeing and assisting in the preparation of all general or routine shareholder communications;

(iii)	Calculating and arranging for notice and payment of dividend, income, and capital gains distributions to shareholders of the Fund;

(iv)	Accumulating information for, preparing and filing (or overseeing and assisting such persons that the Fund has retained to prepare and file) shareholder reports and other required regulatory reports and communications, including, but not limited to, reports on Form N-CSR, Form N-PX, Form N-Q, Form N-SAR, annual and semi-annual reports to shareholders, proxy materials, and notices pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the “1940 Act”);

(v)	Preparing and filing of tax reports and returns, including the Fund’s foreign, federal, state, local and excise tax returns, and issuing all tax-related information to shareholders, including IRS Form 1099 and other applicable tax forms;

(vi)	Monitoring and testing the Fund’s compliance with Subchapter M of the Internal Revenue Code and other applicable tax laws and regulations;

(vii)	Executing the pricing process, including calculating the Fund’s net asset value(s), and monitoring the reliability of the valuation information received from the independent third-party pricing services and brokers;

(viii)	Coordinating and supervising relations with, and monitoring the performance of, custodians, depositories, transfer and pricing agents, accountants, underwriters, brokers and dealers, insurers, printers, Fund auditors, and other persons serving the Fund, to the extent deemed necessary or desirable by the Board, and reporting to the Board on the same;

(ix)	Preparing, maintaining and filing Fund registration statements and post-effective amendments thereto and other filings required by state, federal, and local laws and regulations;

(x)	Determining jurisdictions in which shares of the Fund shall be qualified for sale and qualifying and maintaining qualification in the jurisdictions in which shares of the Fund are offered for sale;

(xi)	Preparing reports, information, surveys, or statistical or other analyses for third parties as deemed necessary or desirable by the Fund;

(xii)	Arranging, if desired by the Fund, for Board Members, officers, and employees of Administrator to serve as Board Members, officers, or agents of the Fund;

(xiii)	Coordinating, preparing and distributing materials for Board and committee meetings, including reports, evaluations, information, surveys, statistical analyses or other materials on corporate and legal issues relevant to the Fund’s business as the Board may request from time to time;

(xiv)	Providing Fund accounting and internal audit services;

(xv)	Publishing (or supervising publication by such persons that the Fund has retained to publish) of the Fund’s daily net asset value quotations, pricing, performance and yield information, periodic earnings reports, and other financial data, consistent with federal securities laws and the Fund’s current registration statement;

(xvi)	Preparing and furnishing to the Fund such broker security transaction summaries and security transaction listings as may reasonably be requested and reporting such information to external databases;

(xvii)	Assisting the Fund with its obligations under Section 302 and 906 of the Sarbanes-Oxley Act of 2002 and Rule 30a-2 under the 1940 Act, including the establishment and maintenance of internal controls and procedures that are reasonably designed to ensure that information prepared or maintained in connection with administration services provided hereunder is properly recorded, processed, summarized, or reported by Administrator or its affiliates on behalf of the Fund so that it may be included in financial information certified by Fund officers on Form N-CSR and Form N-Q;

(xviii)	Providing compliance services, as directed by the Fund’s Chief Compliance Officer, which include monitoring the Fund’s compliance with its policies and procedures and with applicable federal, state and foreign securities laws, and the rules and regulations thereunder, as applicable, including, without limitation, the 1940 Act, the Securities and Exchange Act of 1934 and the Securities Act of 1933, each as amended from time to time, and the rules promulgated under each of the foregoing;

(xix)	Monitoring the Fund’s compliance with its investment policies, objectives, and restrictions as set forth in its currently effective Prospectus and Statement of Additional Information;

(xx)	Monitoring legal, tax, regulatory, and industry developments relevant to the Fund and assisting in the strategic response to such developments;

(xxi)	Administering the Fund’s code of ethics and reporting to the Board on compliance therewith;

(xxii)	Providing internal legal support of all administration services provided by Administrator under this Agreement;

(xxiii)	Preparing and filing, or assisting with the preparation and filing, of claims in connection with class actions involving portfolio securities, handling administrative matters in connection with such litigations or settlements, and reporting to the Board regarding such matters;

(xxiv)	Monitoring, budgeting, approving and arranging for payment of Fund expenses;

(xxv)	Monitoring Board compliance with personal trading guidelines;

(xxvi)	Obtaining and maintaining the Fund’s fidelity bond coverage and insurance coverage and administering claims thereunder, and filing any fidelity bonds and related notices with the SEC as required by the 1940 Act;

(xxvii)	Preparing such financial information and reports as may be required by any banks from which the Fund borrows;

(xxviii)	Maintaining the Fund’s books and records in accordance with all applicable federal and state securities laws and regulations, provided that all such items maintained by it shall be the property of the Fund, and that Administrator shall surrender promptly to the Fund any such items it maintains upon request, provided that Administrator shall be permitted to retain a copy of all such items;

(xxix)	Administering operating policies of the Fund and recommending to the officers and the Board such modifications to such policies as Administrator determines necessary or appropriate to facilitate the protection of shareholders or market competitiveness of the Fund and to comply with new legal or regulatory requirements;

(xxx)	Assisting the Fund in regulatory examinations, inspections or investigations of the Fund;

(xxxi)	Administering the implementation of the Fund’s privacy policy (including any required distribution thereof) as required under regulation S-P;

(xxxii)	Providing legal support for closed-end funds to ensure compliance with the New York Stock Exchange listing standards, as they may be amended from time to time;

(xxxiii)	Receiving and notifying the Fund of inquiries and complaints from regulators, media and the public;

(xxxiv)	Implementing and maintaining, together with affiliated companies, a business continuation and disaster recovery program for the Fund;

(xxxv)	Arranging for all meetings of shareholders, including collecting all information required for the preparation of proxy statements, preparing and filing with appropriate regulatory agencies such proxy statements, supervising the solicitation of shareholders and shareholder nominees in connection therewith, tabulating (or supervising the tabulation of) votes, responding to all inquiries regarding such meetings from shareholders, the public and the media, and retaining all minutes and all other records required to be kept in connection with such meetings;

(xxxvi)	Maintaining and retaining all charter documents and filing all documents required to maintain the Fund’s organizational status under applicable state law and as a registered investment company; and

(xxxvii)	Supervising the drafting, negotiation and maintenance of any Fund agreements.

If, as a result of a material change in applicable law, rules or regulations, Fund policies or the activities undertaken or transactions engaged in by the Funds or otherwise, the type or quantity of administrative services to be provided hereunder changes materially, the Funds and Administrator shall negotiate in good faith such adjustment, if any, in the fee payable under Part 2 of this Agreement as may be mutually agreed by the parties.

(2)	Administrator agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing Administrator’s performance under this Agreement.

(3)	The Fund agrees that it will furnish to Administrator any information that the latter may reasonably request with respect to the services performed or to be performed by Administrator under this Agreement.

(4)	It is understood and agreed that in furnishing the Funds with services under this Agreement, neither Administrator, nor any officer, board member or agent thereof, shall be held liable to any Fund, its shareholders or its creditors for any action taken or thing done by it or its subcontractors or agents on behalf of any Fund in carrying out the terms and provisions of this Agreement if done in good faith and without negligence or willful misfeasance or reckless disregard of its obligations and duties under this Agreement on the part of Administrator or its subcontractors or agents. It is further understood and agreed that, to the extent permitted by law, Administrator may rely upon information furnished to it and reasonably believed to be accurate and reliable.

(5)	In performing all services under this Agreement, the Administrator shall: (i) act in conformity with the Fund’s declaration of trust, bylaws, the 1940 Act and the rules thereunder, and other applicable laws and regulations, as the same may be amended from time to time, and the Fund’s registration statement, as such registration statement may be amended from time to time; (ii) consult and coordinate with the Fund, as necessary and appropriate; and (iii) advise and report to the Fund, as necessary or appropriate, with respect to any compliance matters that come to its attention.

Part Two: COMPENSATION FOR SERVICES

(1)	The Fund agrees to pay to Administrator, in full payment for the services furnished, a fee as described in Schedule B.

(2)	The administrative fee shall be accrued daily (unless otherwise directed by the Board consistent with the prospectus and statement of additional information of the Fund) and paid on a monthly basis and, in the event of the effectiveness or termination of this Agreement, in whole or in part with respect to any Fund, during any month, the administrative fee paid to Administrator shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

(3)	The administrative fee shall be paid in cash by the Fund to Administrator within five (5) business days after the last day of each month. A “business day” shall be any day on which shares of the Fund are available for purchase.

Part Three: ALLOCATION OF EXPENSES

(1)	Except to the extent that such expenses are paid by the Fund’s investment adviser or its affiliates pursuant to a “unitary fee” or other arrangement, the Fund agrees to pay, and, for avoidance of doubt, Administrator shall not be responsible for paying (unless it has expressly assumed such responsibility), and shall be reimbursed promptly by the Fund if it pays, any costs and expenses incidental to the organization, operations and business of the Fund, including but not limited to:

(i)	Administrative fees payable to Administrator for its services under this Agreement;

(ii)	Fees and charges for investment advisory services provided to the Fund by any person;

(iii)	Fees payable pursuant to any plan adopted by the Fund under Rule 12b-1 under the 1940 Act;

(iv)	Fees and charges of transfer, shareholder servicing, shareholder recordkeeping and dividend disbursing agents and all other expenses relating to the issuance, redemption, and exchange of shares of the Fund and the maintenance and servicing of shareholder accounts;

(v)	Fees and charges for bookkeeping, accounting, financial reporting and tax information services provided to the Fund by any person;

(vi)	Fees and charges for services of the Fund’s independent auditors and for services provided to the Fund by external legal counsel, including expenses of Fund litigation;

(vii)	Fees and charges of depositories, custodians, and other agencies for the safekeeping and servicing of its cash, securities, and other property;

(viii)	Fund taxes and fees and charges of any person other than the Investment Manager or its affiliates for preparation of the Fund’s tax returns;

(ix)	Fees and expenses payable to federal, state, or other governmental agencies, domestic or foreign, for the maintenance of the Fund’s legal existence, including the filing of any required reports, charter document amendments or other documents;

(x)	Organizational expenses of the Fund;

(xi)	Expenses of printing and distributing the Fund’s prospectuses, statements of additional information and shareholder reports to Fund shareholders;

(xii)	Expenses of registering and maintaining the registration of the Fund under the 1940 Act and, if applicable, the 1933 Act, of qualifying and maintaining qualification of the Fund and the Fund’s shares for sale under securities laws of various states or other jurisdictions and of registration and qualification of the Fund under all laws applicable to the Fund or its business activities;

(xiii)	Brokerage commissions and other transaction expenses in connection with the Fund’s purchase and sale of assets;

(xiv)	Premium on the bond required by Rule 17g-1 under the 1940 Act, and other expenses of bond and insurance coverage required by law or deemed advisable by the Board;

(xv)	Fees of consultants employed by the Fund, including the costs of pricing sources for Fund portfolio securities;

(xvi)	Board Member, officer and employee compensation and expenses, which include fees, salaries, memberships, dues, travel, seminars, pension, profit sharing, all expenses of meetings of the Board and committees, and all other compensation and benefits paid to or provided for Board Members, officers and employees (including insurance), except the Fund will not pay any compensation, fees or expenses of any person who is an officer or employee of the Investment Manager or its affiliates for services as a Board Member, officer or agent of the Fund (except to the extent the Board shall have specifically approved the payment by the Fund of all or a portion of the expenses of the Fund’s chief compliance officer or other officer(s));

(xvii)	Expenses incidental to holding meetings of Fund shareholders, including printing and supplying each record-date shareholder with notice and proxy solicitation materials, and all other proxy solicitation expenses;

(xviii)	Expenses incurred in connection with lending portfolio securities of the Fund;

(xix)	Interest on indebtedness and any other costs of borrowing money;

(xx)	Fees, dues, and other expenses incurred by the Fund in connection with membership of the Fund in any trade association or other investment company organization;

(xxi)	Other expenses payable by the Fund pursuant to separate agreements of the Fund; and

(xxii)	Other expenses properly payable by the Fund, as approved by the Board.

(2)	Administrator agrees to pay all expenses it incurs in connection with the services it provides under the terms of this Agreement, excluding any expenses contemplated to be borne by the Fund pursuant to paragraph (1) of this Part Three.

(3)	Any expenses borne by a Fund that are attributable solely to the organization, operation or business of a constituent Fund shall be paid solely out of such Fund’s assets. Any expense borne by a Fund which is not solely attributable to a constituent Fund, nor solely to any other series of shares of the Fund, shall be apportioned in such manner as Administrator determines is fair and appropriate, or as otherwise specified by the Directors.

Part Four: MISCELLANEOUS

(1)	Administrator shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement or any other agreement approved by the Board, shall have no authority to act for or represent the Fund.

(2)	The Fund recognizes that Administrator and its affiliates, pursuant to separate agreements, now render and may continue to render services to other investment companies and persons which may or may not have policies similar to those of the Fund and that Administrator provides services for its own investments and/or those of its affiliates. Administrator shall be free to provide such services and the Fund hereby consents thereto.

(3)	Neither this Agreement nor any transaction effected pursuant hereto shall be invalidated or in any way affected by the fact that Board Members, officers, agents and/or shareholders of the Fund are or may be interested in Administrator or any successor or assignee thereof, as board members, officers, stockholders or otherwise; that board members, officers, stockholders or agents of Administrator are or may be interested in the Fund as Board Members, officers, shareholders or otherwise; or that Administrator or any successor or assignee is or may be interested in the Fund as shareholder or otherwise, provided, however, that neither Administrator, nor any officer, board member or employee thereof or of the Fund, shall knowingly sell to or buy from the Fund any property or security other than shares issued by the Fund, except in accordance with applicable regulations or orders of the SEC.

(4)	Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party’s principal place of business, or to such other address as either party may designate in writing mailed to the other in accordance with this Paragraph (4).

(5)	In connection with the services to be provided by Administrator under this Agreement, the Fund agrees that Administrator may, subject to compliance with requirements of applicable laws and regulations, and at its own expense, (i) make use of its affiliated companies and their board members, trustees, officers and employees and (ii) subcontract for certain of the services described under this Agreement with the understanding that the quality and scope of services required to be provided under this Agreement shall not be diminished thereby and that Administrator remains fully responsible for the services.

(6)	This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party. This Agreement shall be governed by the internal substantive laws of the Commonwealth of Massachusetts, without regard to conflicts of laws principles.

(7)	All information furnished by Administrator to the Fund under this Agreement regarding the Administrator, its business or its clients shall be confidential and shall not be disclosed to unaffiliated third parties, except as required by law, order, judgment, decree, or pursuant to any rule, regulation or request of or by any government, court, administrative or regulatory agency or commission, other governmental or regulatory authority or any self-regulatory organization. All information furnished by the Fund to Administrator under this Agreement shall be confidential and shall not be disclosed to any unaffiliated third party, except as permitted or required by the foregoing, where necessary to effect transactions or for the provision by third parties of services to the Fund, or where the Fund requests or authorizes Administrator to do so. Administrator may share information with its affiliates in accordance with its privacy and other relevant policies in effect from time to time.

(8)	The names “Columbia Funds Series Trust,” “Columbia Funds Variable Insurance Trust I” and “Board Members” of the applicable Registrant refer respectively to the Registrant created by the Declaration of Trust or, as applicable, Limited Liability Company Agreement, and the Board Members as Board Members but not individually or personally. All parties hereto acknowledge and agree that any and all liabilities of the Registrant arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Registrant and that no Board Member, officer or shareholder shall be personally liable for any such liabilities. All persons dealing with any Fund of the Registrant must look solely to the property belonging to such Fund for the enforcement of any claims against the Registrant.

(9)	This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

Part Five: RENEWAL AND TERMINATION

(1)	This Agreement shall continue in effect for one year from the date hereof and, thereafter, from year to year as the parties may mutually agree. Notwithstanding the foregoing, either party may terminate this Agreement, with respect to any Fund, at any time, without the payment of a penalty, by giving the other party notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event that, in connection with a termination, a successor to any of the duties or responsibilities of Administrator hereunder is designated by the Fund by written notice to Administrator, upon such termination Administrator shall promptly, and at the expense of the Fund with respect to which this Agreement is terminated, transfer to such successor all relevant books, records, and data established or maintained by Administrator under this Agreement and shall cooperate in the transfer of such duties and responsibilities.

(2)	This Agreement may be amended for any reason (including, for example, to modify the scope of services and/or fees contemplated herein) with respect to any Fund only upon written agreement of Administrator and the Registrant, on behalf of that Fund.

[Signature Page Follows]

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of December 16, 2013.

COLUMBIA FUNDS SERIES TRUST
COLUMBIA FUNDS VARIABLE INSURANCE TRUST I Each on behalf of its series listed on Schedule A

By:	/s/ Michael G. Clarke
	Name:	Michael G. Clarke
	Title:	Chief Financial Officer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ J. Kevin Connaughton
	Name:	J. Kevin Connaughton
	Title:	Managing Director and General Manager Mutual Fund Products

Administrative Services Agreement

Schedule A

List of Series Under Each Registrant

Effective as of December 16, 2013

Columbia Funds Series Trust

Columbia California Intermediate Municipal Bond Fund

Columbia Capital Allocation Moderate Aggressive Portfolio

Columbia Capital Allocation Moderate Conservative Portfolio

Columbia Convertible Securities Fund

Columbia Georgia Intermediate Municipal Bond Fund

Columbia International Value Fund

Columbia Large Cap Enhanced Core Fund

Columbia Large Cap Index Fund

Columbia LifeGoal® Growth Portfolio

Columbia Marsico 21st Century Fund

Columbia Marsico Focused Equities Fund

Columbia Marsico Global Fund

Columbia Marsico Growth Fund

Columbia Marsico International Opportunities Fund

Columbia Maryland Intermediate Municipal Bond Fund

Columbia Masters International Equity Portfolio

Columbia Mid Cap Index Fund

Columbia Mid Cap Value Fund

Columbia Multi-Advisor International Equity Fund

Columbia North Carolina Intermediate Municipal Bond Fund

Columbia Overseas Value Fund

Columbia Select Large Cap Equity Fund

Columbia Short Term Bond Fund

Columbia Short Term Municipal Bond Fund

Columbia Small Cap Index Fund

Columbia Small Cap Value Fund II

Columbia South Carolina Intermediate Municipal Bond Fund

Columbia Virginia Intermediate Municipal Bond Fund

Columbia Funds Variable Insurance Trust I

Columbia Variable Portfolio - Marsico International Opportunities Fund

Columbia Variable Portfolio - Marsico Focused Equities Fund

Columbia Variable Portfolio - Marsico 21st Century Fund

Columbia Variable Portfolio - Marsico Growth Fund

Schedule B

Fee Schedule

As of December 16, 2013

Schedule I

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)					EFFECTIVE DATE
	$0 - $500	>$500 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia Large Cap Enhanced Core Fund	0.060%	0.055%	0.050%	0.040%	0.030%	July 1, 2011
Columbia Marsico 21st Century Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013
Columbia Marsico Focused Equities Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013
Columbia Marsico Global Fund	0.080%	0.075%	0.070%	0.060%	0.050%	January 23, 2013
Columbia Marsico Growth Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013
Columbia Marsico International Opportunities Fund	0.080%	0.075%	0.070%	0.060%	0.050%	January 23, 2013
Columbia Mid Cap Value Fund	0.060%	0.055%	0.050%	0.040%	0.030%	April 30, 2011
Columbia International Value Fund	0.080%	0.075%	0.070%	0.060%	0.050%	December 16, 2013
Columbia Multi-Advisor International Equity Fund	0.080%	0.075%	0.070%	0.060%	0.050%	April 1, 2011
Columbia Overseas Value Fund	0.080%	0.075%	0.070%	0.060%	0.050%	July 1, 2011
Columbia Select Large Cap Equity Fund	0.060%	0.055%	0.050%	0.040%	0.030%	March 1, 2011
Columbia Short Term Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	March 1, 2011

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)					EFFECTIVE DATE
	$0 - $500	>$500 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia Short Term Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia Small Cap Value Fund II	0.080%	0.075%	0.070%	0.060%	0.050%	July 1, 2011
Columbia Variable Portfolio – Marsico 21st Century Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013
Columbia Variable Portfolio – Marsico Focused Equities Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013
Columbia Variable Portfolio – Marsico Growth Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013
Columbia Variable Portfolio – Marsico International Opportunities Fund	0.080%	0.075%	0.070%	0.060%	0.050%	January 23, 2013

Schedule II

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)					EFFECTIVE DATE
	$0 - $250	>$250 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia California Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia Georgia Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia Maryland Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia North Carolina Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia South Carolina Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia Virginia Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011

Schedule III

FUNDS	FEE RATES ON ALL ASSETS(1)		EFFECTIVE DATE
Columbia Capital Allocation Moderate Aggressive Portfolio	0.020%		May 1, 2011
Columbia Capital Allocation Moderate Conservative Portfolio	0.020%		May 1, 2011
Columbia Large Cap Index Fund	0.100	%(2)	May 1, 2010
Columbia LifeGoal Growth Portfolio	0.020%		May 1, 2011
Columbia Masters International Equity Portfolio	0.020%		January 11, 2011
Columbia Mid Cap Index Fund	0.100%		May 1, 2010
Columbia Small Cap Index Fund	0.10	%(2)	May 1, 2010

Schedule IV

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)			EFFECTIVE DATE
	$0 - $500	>$500 - $1,000	>$1,000
Columbia Convertible Securities Fund	0.060%	0.055%	0.050%	July 1, 2011

(1)	Annual rates based on a percentage of the Fund’s average daily net assets.
(2)	CMIA, as administrator, has agreed to pay all operating expenses of the Fund with the exception of brokerage fees and commissions, taxes, interest, fees and expenses of Trustees who are not officers, directors or employees of CMIA or its affiliates, distribution (12b-1) and/or shareholder servicing fees, and any extraordinary non-recurring expenses that may arise, including, but not limited to, litigation expenses.